Exhibit 99.1

GENERAL MOTORS FINANCIAL COMPANY, INC. GIVES

FUNDAMENTAL CHANGE COMPANY NOTICE TO HOLDERS OF 0.75% CONVERTIBLE

SENIOR NOTES DUE 2011 AND 2.125% CONVERTIBLE SENIOR NOTES DUE 2013

FORT WORTH, TEXAS Oct. 21, 2010 – GENERAL MOTORS FINANCIAL COMPANY, INC., formerly known as AmeriCredit Corp. (“GM Financial” or the “Company”), today announced that it has caused the Fundamental Change Company Notice and Notice of Conversion Procedure (the “Notice”) to be mailed to the holders of notes issued pursuant to the indenture relating to its 0.75% convertible senior notes due 2011 and the indenture relating to its 2.125% convertible senior notes due 2013 (collectively, the “Notes”). This Notice was mailed as a result of the Fundamental Change that occurred upon the consummation of the merger (the “Merger”) pursuant to the previously announced Agreement and Plan of Merger, dated as of July 21, 2010, among General Motors Holdings LLC (“Holdings”), a wholly-owned subsidiary of General Motors Company, Goalie Texas Holdco Inc. (“Goalie”), and the Company, whereby the Company survived the Merger with Goalie and became a wholly-owned subsidiary of Holdings and a wholly-owned indirect subsidiary of General Motors Company.

As a result of the Merger, the holders of Notes may exercise their conversion rights and also have the right to require the Company to repurchase their Notes in accordance with the terms of the respective indenture under which the Notes were issued. The Notice sets forth, among other things, that the Fundamental Change Repurchase Date is December 10, 2010, and that the repurchase rights expire at 5:00 p.m., New York City time, on December 9, 2010. The Notice also sets forth the Fundamental Change Repurchase Price and the procedures for exercising the conversion rights and repurchase rights. The Fundamental Change Repurchase Price is equal to 100% of the principal amount of the Notes (or portions thereof) to be repurchased, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. The Company previously disclosed the adjustment to the conversion rates of the Notes in connection with the Merger. In order to be entitled to such increase in the conversion rate, a holder of Notes must surrender the Notes for conversion on or before December 9, 2010.

-MORE-

The Company filed the Notice as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission on October 21, 2010.

About GM Financial

General Motors Financial Company, Inc. provides auto finance solutions through auto dealers across the United States. GM Financial has approximately 3,000 employees in the U.S. and Canada, 800,000 customers and $9 billion in auto receivables. The company is a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2010. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize loans, the continued availability of credit enhancement for securitization transactions on acceptable terms, fluctuating interest rates, competition, regulatory and legal changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

Contact:

Caitlin DeYoung

(817) 302-7394

###

2